INFORMATION REQUIRED IN INFORMATION STATEMENT

          SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934 (Amendment No.    )


Check the appropriate box:

[ X ]     Preliminary information statement

[   ]     Confidential, for use of the Commission only
          (as permitted by Rule 14c-5(d)(2))

[   ]     Definitive information statement


           TELCO-TECHNOLOGY, INC.
(Name of Registrant as Specified in Its Charter)


Payment of filing fee (Check the appropriate box):

[ X ]     No fee required.

[   ]     Fee computed on the table below per Exchange Act Rules
          14c-5(g) and 0-11.

     (1) Title of each class of securities to which transaction applies: N/A
     (2) Aggregate number of securities to which transaction applies: N/A
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule
          0-11:  N/A
     (4)  Proposed maximum aggregate value of transaction: N/A
     (5)  Total fee paid: N/A


[   ]     Check box if any part of the fee is offset as provided by
          Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:  N/A
     (2)  Form, schedule or registration statement no.:  N/A
     (3)  Filing party:  N/A
     (4)  Date filed:  N/A

           TELCO-TECHNOLOGY, INC.
               60 Bowers Lane
         Closter, New Jersey 07624




           INFORMATION STATEMENT
CONSENT OF STOCKHOLDERS IN LIEU OF SPECIAL MEETING


       _____________________________



     This Information Statement is being furnished to stockholders of Telco-Technology, Inc., a Delaware corporation (the "Company"), in connection with action to be taken by written consent of stockholders (the "Written Action") with respect to the proposal set forth below. The Board of Directors is not soliciting proxies in connection with the Written Action and proxies are not requested from stockholders. This Information Statement is first being mailed to stockholders of the Company on or about December 11, 2002.

     The proposal, subject of this Information Statement, is as follows: A proposal to approve an amendment to the Company's Certificate of Incorporation (the "Certificate of Incorporation") to increase the number of authorized shares of Common Stock, par value $.001 per share, of the Company (the "Common Stock") from 13,000,000 to 200,000,000 and increase the number of authorized shares of Preferred Stock, par value $.001 per share, of the Company (the "Preferred Stock") from 2,000,000 to 20,000,000 (the "Capitalization Amendment").

     The principal executive office of the Company is located at 60 Bowers Lane, Closter, New Jersey 07624. The telephone number of the principal executive office of the Company is (201)
768-2310.

     _________________________________


     WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY




The date of this Information Statement is December 11, 2002

            GENERAL INFORMATION

     Section 228 of the General Corporation Law of the State of Delaware states that, unless otherwise provided in the certificate of incorporation, any action that may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and those consents are delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. The Company's Certificate of Incorporation contains no provision or language in any way limiting the right of stockholders of the Company to take action by written consent.

     The Board has fixed the close of business on November 15, 2002 as the record date for the determination of stockholders entitled to receive notice of, and consent to, the matter set forth herein (the "Record Date"). Accordingly, only stockholders of record on the books of the Company at the close of business on the Record Date will be entitled to consent to the matter set forth herein. On the Record Date, the Company had outstanding 12,984,944 shares of Common Stock, par value $.001 per share (the "Common Stock") which are the only outstanding voting securities of the Company. On all matters, each share of Common Stock is entitled to one vote.

     Donald R. McKelvey and Donalson Capital Corporation have advised the Company that they presently intend to execute written consents in favor of the proposal listed above on or about the date of this Information Statement. However, the proposal listed above will not be effected until at least 20 days after this Information Statement has first been sent to stockholders. Donald
R. McKelvey and Donalson Capital Corporation hold in the aggregate 7,552,125 shares of Common Stock (58.2% of the outstanding Common Stock) entitled to vote hereon. Accordingly, if they execute such written consents in accordance with such intentions, approval of the matter set forth herein is assured.

PROPOSED INCREASE IN THE COMPANY'S AUTHORIZED SHARES
    OF COMMON STOCK AND PREFERRED STOCK

     The Board of Directors has adopted, subject to stockholder approval, an amendment to the Certificate of Incorporation of the Company for the purpose of increasing the number of authorized shares of Common Stock of the Company from 13,000,000 to 200,000,000 and increase the number of authorized shares of Preferred Stock of the Company from 2,000,000 to 20,000,000 (the "Capitalization Amendment"). The Certificate of Incorporation presently authorizes the Company to issue 13,000,000 shares of
Common Stock and 2,000,000 shares of Preferred Stock.   As of the
date hereof, there are 12,984,944 shares of Common Stock and no shares of Preferred Stock outstanding. Based upon the foregoing number of outstanding shares of Common Stock, the Company has 15,056 shares of Common Stock remaining available.

     The Board of Directors believes it is in the Company's best interest to increase the number of authorized but unissued shares of Common Stock and Preferred Stock in order to have additional authorized shares available for issuance to meet business needs as they arise, including acquiring or merging with a business opportunity, meeting future financing needs of the Company, raising additional capital and such other corporate purposes. As to each series of Preferred Stock, the Board of Directors has the power to fix the dividend rights, dividend or interest rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption prices and liquidation preferences, and any other powers, designations, preferences and relative participating, optional or other rights of the series, as well as any qualifications, limitations or restrictions on any of the rights of the series, and the number of shares constituting the series and the designation thereof, all without further approval of the stockholders, except as may be required by application of applicable law or stock exchange rules.

     It should be noted that the Company has no current business operations and, as such, the Company can now be defined as a "shell" corporation, whose principal business purpose at this time is to locate and consummate a merger or acquisition with a private entity. In implementing a structure for a particular business acquisition, the Company may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. It may also purchase stock or assets of an existing business. It should be noted that the Company likely has insufficient capital with which to make any acquisitions. Accordingly, in any of the transactions alluded to herein, it is likely that the consideration utilized to make any acquisitions will consist of equity securities. In the event the Company does successfully acquire or merge with a business opportunity, it is likely that the Company's present shareholders will experience substantial dilution and there will be a probable change in control of the Company.

     The Board of Directors strongly believes that opportunities may arise which will require prompt action and in which any delay incurred in seeking stockholder approval for issuance of additional shares could be detrimental to the Company and its stockholders. In the Board's opinion, the proposed amendment to the Company's Certificate of Incorporation will give the Company the flexibility to take advantage of such opportunities and to operate more effectively, including consummating a merger or acquisition with a private entity.
Shares of Common Stock or Preferred Stock would be issued only as, if, and when the Board of Directors believed the issuance to be in the best interests of the Company and its stockholders.

     As a result, any acquisition effected by the Company will likely result in the issuance of additional Common Stock or Preferred Stock without shareholder approval and may result in substantial dilution in the percentage of the Company's securities held by the Company's then-shareholders. No stockholder of the Company presently has, or would have, any preemptive rights relating to the future issuance of any shares of Common Stock or Preferred Stock. Management has had and continues to have discussions with certain parties concerning acquisitions of business opportunities and capital raising possibilities in the future but as of the date hereof there are no plans, arrangements, firm intentions or agreements which have been made with respect to additional shares proposed to be authorized.

     The proposed Capitalization Amendment to increase the authorized number of shares of Common Stock and Preferred Stock could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this proposal. For example, the issuance of additional shares could be used to create impediments to or otherwise discourage persons attempting to gain control of the Company. Shares of Common Stock or Preferred Stock could be issued to persons or entities who would support the Board in opposing a takeover bid which the Board determines to be not in the best interests of the Company and its stockholders. However, the Board of Directors is not aware of any attempt to take control of the Company and the Board of Directors has not authorized this proposal with the intent that it may be utilized as a type of anti-takeover device.

     Other than as described above, there are no present plans, arrangements, firm intentions or agreements for the issuance of any additional shares of Common Stock or Preferred Stock.

     The text of the proposed Capitalization Amendment is as follows:

     That the first sentence of Article FOURTH of the Certificate of Incorporation be and it hereby is amended to read in its entirety as follows:

     "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 220,000,000 of which 200,000,000 shares with a par value of $0.001 each shall be Common Stock and of which 20,000,000 shares with a par value of $0.001 each shall be Preferred Stock."

     The Board of Directors believes that authorization of the additional shares of Common Stock and Preferred Stock is in the best interests of the Company and its stockholders.

PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of the Record Date, (i) the number of shares of Common Stock owned of record or beneficially, or both, by each person who owned of record, or is known by the Company to have beneficially owned, individually, or with his associates, more than 5% of such shares then outstanding;
(ii) the number of shares owned beneficially by each Director of the Company and each executive officer of the Company; and (iii) the number of shares owned beneficially by all Directors and executive officers as a group. Except as otherwise indicated below, each of the persons listed below has sole voting and investment power with respect to his or her shares.

                                         Amount and Nature       Percent
Title of Class Name of Beneficial Owner  of Beneficial Ownership of Class

Common Stock   Donald R. McKelvey        7,552,125(1)            58.2%
Common Stock   Robert W. McKelvey                 (2)

Common Stock   All Executive Officers
               and Directors as a Group  7,552,125               58.2%

(1) Includes 5,012,500 shares held by Donald R. McKelvey and 2,539,625 shares held by Donalson Capital Corporation ("Donalson"). Mr. McKelvey is the sole shareholder of Donalson and, by virtue of such ownership, Mr. McKelvey may be deemed the beneficial owner of the shares held by Donalson. The address for Mr. McKelvey is 60 Bowers Lane, Closter, New Jersey.

(2)  The address for Mr. McKelvey is 126 Barley Road, Ivyland,
     Pennsylvania.

           ADDITIONAL INFORMATION

     The Company is presently subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference room maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission may be called at 1-800-SEC-0330 to obtain further information on the public reference room. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding the Company; the address of such site is http://www.sec.gov.

               By Order of The Board of Directors


               Donald R. McKelvey,
               Chairman of the Board

Dated: December 11, 2002